                                                                    EXHIBIT 99.1
DATE:  July 29,2004

FROM:                                     FOR:
Padilla Speer Beardsley Inc.              DURA Automotive Systems, Inc.
1101 West River Parkway                   2791 Research Drive
Minneapolis, Minnesota 55415              Rochester Hills, Michigan 48309

Marian Briggs (612) 455-1742              David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS SECOND QUARTER 2004 RESULTS


         ROCHESTER HILLS, Mich., July 29 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $658.8 million for the second quarter ended June 30, 2004, up 9 percent compared to $606.4 million in the prior-year period. Including a pretax facility consolidation charge of $11.6 million and a reduction in the year-to-date tax rate, net income for the quarter was $3.3 million, or $0.18 per diluted share, compared to $10.8 million, or $0.58 per diluted share, in the prior-year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, totaled $11.6 million, or $0.61 per diluted share, compared to $11.3 million or $0.61 per diluted share in the prior year period.

         "Our growth and rationalization initiatives progressed on target during the second quarter," said Larry Denton, president and chief executive officer of DURA Automotive. "We are confident that we have taken the appropriate steps to achieve our long-term organic growth goals, and we are experiencing early success in this endeavor. Our near-term focus is on mitigating the margin impact of increased raw material costs. We anticipate the second half of the year will be challenging given the continuation of these elevated material costs and the uncertainty of the North American production volumes in the third quarter of 2004."

         Revenue for the quarter compared to the prior year increased by $23.3 million due to the stronger foreign currencies versus the U.S. dollar and an additional $38.5 million for the effect of the Creation Group acquisition, which supplies the North American recreation and specialty vehicle markets.

         The facility consolidation charge for the 2004 quarter relates to the previously announced closure and consolidation of facilities in: Fulton, Ky.; Brookfield, Mo.; Pikeville, Tenn.; and Rockford, Il. In addition, DURA is continuing to address its capacity utilization challenges in Europe. As a result, the company has recorded charges relating to actions taken at two facilities in France and one in Germany. These consolidations are an integral part of DURA's initiatives to meet the competitive pressures of the automotive industry. The facility consolidation charge of $11.6 million for the quarter includes $6.7



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DURA Automotive Systems, Inc.
July 29, 2004
Page 2


million of asset impairment charges, $4.2 million of employee severance costs and $0.7 million of other closure costs.

         A conference call to review the second-quarter results is scheduled today at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, August 5, 2004, by dialing (303) 590-3000, passcode 581559.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.
         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.


Use of Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than


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DURA Automotive Systems, Inc.
July 29, 2004
Page 3


expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.











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DURA Automotive Systems, Inc.
July 29, 2004
Page 4


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)






                                                                     Three Months Ended                Six Months Ended
                                                                          June 30,                        June 30,
                                                                         ---------                        --------
                                                                2004             2003                2004              2003
                                                            -----------      -----------         -----------       -----------
Revenues                                                    $   658,815      $   606,430         $ 1,293,378       $ 1,199,235
Cost of sales                                                   582,132          528,172           1,140,030         1,044,548
                                                            -----------      -----------         -----------       -----------
   Gross profit                                                  76,683           78,258             153,348           154,687


Selling, general and administrative expenses                     39,816           38,900              78,727            77,435

Facility consolidation and other charges                         11,578            1,758              13,026             2,024
Amortization expense                                                115               71                 231               141
                                                            -----------      -----------         -----------       -----------
   Operating income                                              25,174           37,529              61,364            75,087

Interest expense, net                                            21,539           20,688(a)           42,788            41,374(a)
                                                            -----------      -----------         -----------       -----------

   Income from continuing operations before
      provision for income taxes and minority interest            3,635           16,841              18,576            33,713

Provision for income taxes                                          307            6,049               5,387            12,123

Minority interest -- dividends on trust
   preferred securities, net                                         --              663(a)               --             1,326(a)
                                                            -----------      -----------         -----------       -----------

   Income from continuing operations                              3,328           10,129              13,189            20,264

Gain (loss) from discontinued operations, net                        12              711                (681)             (267)
                                                            -----------      -----------         -----------       -----------

   Net income (loss)                                        $     3,340      $    10,840         $    12,508       $    19,997
                                                            ===========      ===========         ===========       ===========

Basic earnings (loss) per share:
   Income (loss) from continuing operations                 $      0.18      $      0.55         $      0.72       $      1.11

   Discontinued operations                                           --             0.04               (0.04)            (0.02)
                                                            -----------      -----------         -----------       -----------
                                                            $      0.18      $      0.59         $      0.68       $      1.09
                                                            ===========      ===========         ===========       ===========
Basic shares outstanding                                         18,442           18,290              18,413            18,275
                                                            ===========      ===========         ===========       ===========
Diluted earnings (loss) per share:
   Income (loss) from continuing operations                 $      0.18      $      0.55         $      0.70       $      1.09

   Discontinued operations                                           --             0.03               (0.04)            (0.01)
                                                            -----------      -----------         -----------       -----------
     Net income (loss)                                      $      0.18      $      0.58         $      0.66       $      1.08
                                                            ===========      ===========         ===========       ===========
Diluted shares outstanding                                       18,966           19,691              18,963            19,674
                                                            ===========      ===========         ===========       ===========

                                                            $    13,696      $    10,631         $    29,303       $    19,862
Capital expenditures
Depreciation                                                $    21,177      $    18,143         $    43,208       $    37,402




(a) As required by FIN 46, minority interest -- dividends on trust preferred securities has been classified as a component of interest expense on a gross basis for periods subsequent to December 31, 2003.




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DURA Automotive Systems, Inc.
July 29, 2004
Page 5




                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                       Three Months Ended             Six Months Ended
                                                            June 30,                      June 30,
                                                           ---------                      --------
                                                      2004           2003            2004          2003
                                                     -------        -------        -------        -------
Income from continuing operations                      3,328         10,129         13,189         20,264
Facility consolidation and other charges, net          8,248          1,125          9,328          1,295
                                                     -------        -------        -------        -------
   Adjusted income from continuing operations        $11,576        $11,254        $22,517        $21,559
                                                     =======        =======        =======        =======

Basic earnings per share:
   Adjusted income from continuing operations        $  0.63        $  0.62        $  1.22        $  1.18
                                                     =======        =======        =======        =======
Basic shares outstanding                              18,442         18,290         18,413         18,275
                                                     =======        =======        =======        =======

Diluted earnings per share:
   Adjusted income from continuing operations        $  0.61        $  0.61        $  1.18        $  1.16
                                                     =======        =======        =======        =======
Diluted shares outstanding                            20,254         19,691         20,252         19,674
                                                     =======        =======        =======        =======


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DURA Automotive Systems, Inc.
July 29, 2004
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                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                               June 30,          December 31,
                          Assets                                 2004               2003
                                                             -----------         -----------
                                                             (unaudited)
Current assets:
   Cash and cash equivalents                                 $   134,444         $   181,268
   Accounts receivable, net                                      381,735             274,345
   Inventories                                                   128,298             127,957
   Current portion of derivative instruments                       7,547               6,629
   Other current assets                                           79,371              95,045
                                                             -----------         -----------
      Total current assets                                       731,395             685,244
                                                             -----------         -----------

Property, plant and equipment, net                               461,417             488,363
Goodwill, net                                                    859,973             859,022
Noncurrent portion of derivative instruments                       2,114              12,844
Deferred income taxes and other assets, net                       70,466              69,959
                                                             -----------         -----------
                                                             $ 2,125,365         $ 2,115,432
                                                             ===========         ===========
         Liabilities and Stockholders' Investment

Current liabilities:
   Accounts payable                                          $   253,126         $   243,995
   Accrued liabilities                                           219,479             187,501
   Current maturities of long-term debt                            2,786               5,738
                                                             -----------         -----------
      Total current liabilities                                  475,391             437,234
                                                             -----------         -----------

Long-term debt, net of current maturities                        152,118             159,121
Senior notes                                                     400,000             400,000
Subordinated notes                                               574,929             578,505

Mandatorily redeemable convertible trust
   preferred securities                                           55,250              55,250
Senior notes - derivative instrument adjustment                    9,661              19,473

Other noncurrent liabilities                                     121,441             135,262

Stockholders' investment:
   Common stock -- Class A                                           186                 168
   Common stock -- Class B                                            --                  16
   Additional paid-in capital                                    350,831             349,220
   Treasury stock                                                 (2,539)             (2,452)
   Retained deficit                                              (92,557)           (105,065)

   Accumulated other comprehensive income                         80,654              88,700
                                                             -----------         -----------
      Total stockholders' investment                             336,575             330,587
                                                             -----------         -----------
                                                             $ 2,125,365         $ 2,115,432
                                                             ===========         ===========



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